UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________
FORM 8-K/A

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): October 19, 2011

CORE LABORATORIES N.V.
(Exact name of registrant as specified in its charter)
001-14273
(Commission File Number)

The Netherlands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Herengracht 424
1017 BZ Amsterdam
The Netherlands	Not Applicable
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (31-20) 420-3191

Check the appropriate below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

This Amendment No. 1 amends the Current Report on Form 8-K that Core Laboratories N.V. filed with the SEC on October 19, 2011 solely to correct a typographical error contained in the headings of the tables included with the Press Release. The Consolidated Statements of Income and the Computation of Free Cash Flow tables reflected headings that read "Six Months Ended September 30". These headings have been corrected to read "Nine Months Ended September 30".
Except as specifically described above, there are no changes or modifications to the Press Release or the Initial 8-K filing, including the financial information reported therein. This Amendment does not modify or update any disclosures provided in the Press Release or the Initial 8-K Filing and, accordingly, does not reflect events occurring after the dissemination of the Press Release or the filing of the Initial 8-K Filing or modify any disclosures that may be affected by subsequent events.

Item 2.02 Results of Operations and Financial Condition
On October 19, 2011, Core Laboratories N.V. issued a press release announcing its financial results for the third quarter of 2011 and year-to-date as of September 30, 2011. The full text of the press release is set forth in Exhibit 99.1 attached hereto.
The information in this Report and the exhibit attached hereto shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly stated by specific reference in such filing.
Item 9.01 Financial Statements and Exhibits

(d)	Exhibits
99.1         Press release issued on October 19, 2011*
* This exhibit is intended to be furnished and shall not be deemed "filed" for purposes of the Exchange Act.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Core Laboratories N.V.

Dated: October 19, 2011	By	/s/ Richard L. Bergmark
Richard L. Bergmark
Chief Financial Officer

CORE LABORATORIES N.V.
EXHIBIT INDEX TO FORM 8-K

EXHIBIT NO.	ITEM

99.1	Press release issued on October 19, 2011*
* This exhibit is intended to be furnished and shall not be deemed "filed" for purposes of the Exchange Act.